Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors

Celsion Corporation

Lawrenceville, New Jersey

We consent to the reference to our firm under the caption “Experts” in the registration statement on Form S-3 (No. 333-183286) and related prospectus of Celsion Corporation and to the incorporation by reference therein of our following reports incorporated by reference in Amendment No. 2 to the Current Report of Celsion Corporation on Form 8-K/A filed with the Securities and Exchange Commission on May 29, 2015:

(i)

our report dated January 30, 2014 (except for Note 13, as to which the date is June 6, 2014), with respect to the financial statements of Egen, Inc. as of and for the year ended June 30, 2013 and for the period from March 2, 2002 (date of inception) to June 30, 2013; and

(ii)	our report dated June 16, 2014, with respect to the financial statements of Egen, Inc. as of and for the year ended June 30, 2012.

/s/ Anglin, Reichmann, Snellgrove & Armstrong P.C.
Huntsville, Alabama
May 29, 2015